AUTOMATIC DATA PROCESSING, INC.

AMENDED AND RESTATED EMPLOYEES’

SAVINGS–STOCK PURCHASE PLAN

The following is an amendment and restatement, effective as of November 8, 2005, of the Employees’ Savings-Stock Purchase Plan of Automatic Data Processing, Inc., originally adopted on May 2, 1968 and approved by stockholders on October 31, 1968.

1.            Purpose. The purpose of the Plan is to provide eligible employees of the Company, its Designated Subsidiaries and its Designated Foreign Subsidiaries with a convenient opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

(a)          This Plan document is an omnibus document which includes, in addition to the Plan, separate sub-plans (“Non-Statutory Plans”) that permit offerings of grants to employees of certain Designated Foreign Subsidiaries that are not intended to satisfy the requirements of Section 423 of the Code. Offerings under the Non-Statutory Plans may be made to achieve desired tax or other objectives in particular locations outside the United States of America or to comply with local laws applicable to offerings in such foreign jurisdictions. The Plan shall be a separate and independent plan from the Non-Statutory Plans.

(b)          Although the Plan is a separate and independent plan from the Non-Statutory Plans, the total number of Shares authorized to be issued under the Plan applies in the aggregate to both the Plan and the Non-Statutory Plans. Section 11 of the Plan sets forth the maximum number of Shares to be offered under the Plan (together with the Non-Statutory Plans), subject to adjustments as permitted under Section 17. The Administration Committee shall determine from time to time the method for allocating the number of such total Shares to be offered under the Plan and each Non-Statutory Plan. Such determination shall be in the Administration Committee’s discretion and shall not require stockholder approval.

(c)           The Administration Committee may adopt Non-Statutory Plans applicable to particular Designated Foreign Subsidiaries or locations that are not participating in the Plan. The terms of each Non-Statutory Plan shall take precedence over other provisions in this Plan document in respect of any Designated Foreign Subsidiary participating therein, with the exception of Sections 11 and 17 with respect to the total number of Shares available to be offered under the Plan and all Non-Statutory Plans. Unless otherwise superseded by the terms of a Non-Statutory Plan, the provisions of this Plan document shall govern the operation of each Non-Statutory Plan. Except to the extent expressly set forth herein or where the context suggests otherwise, any reference herein to “Plan” shall be construed to include a reference to the Plan and the Non-Statutory Plans.

2.	Definitions.

(a)          “Administration Committee” means a committee appointed by the Board. Notwithstanding the above, in the absence of a contrary designation by the Board, the Administration Committee shall be the Compensation Committee of the Board.

(b)	“Board” means the Board of Directors of the Company.

(c)          “Code” means the United States Internal Revenue Code of 1986, as amended.

(d)          “Common Stock” means the Common Stock of the Company, $.10 par value per share.

(e)          “Company” means Automatic Data Processing, Inc., a Delaware corporation.

(f)           “Compensation” means the earnings received by an Employee from the Company, a Designated Subsidiary or a Designated Foreign Subsidiary as determined by the Administration Committee in a manner intended to comply with the requirements of Section 423 of the Code and the Treasury Regulations promulgated thereunder.

(g)          “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) sick leave, military leave, or other bona fide leave of absence which is required by law to be considered uninterrupted service or which is otherwise approved by the Administration Committee if the period of such leave does not exceed 90 days, or if longer, so long as the individual’s right to reemployment as an Employee is guaranteed either by contract or statute; or (ii) transfers between locations of the Company or between and among the Company, its Designated Subsidiaries or Designated Foreign Subsidiaries. For purposes of clarification, the disposition of a Designated Subsidiary or Designated Foreign Subsidiary shall constitute a termination of the Continuous Status as an Employee of any Employee employed by such Designated Subsidiary or Designated Foreign Subsidiary.

(h)          “Contributions” means all amounts credited to the account of a Participant pursuant to the Plan.

(i)           “Corporate Transaction” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation, or any other transaction or series of related transactions in which the Company’s stockholders immediately prior thereto own less than 50% of the voting stock of the Company (or its successor or parent) immediately thereafter.

(j)           “Designated Broker” shall mean Smith Barney, or such other institution selected by the Administration Committee.

(k)          “Designated Country” means a jurisdiction or country other than the United States of America that is designated by the Board or the Administration Committee from time to time.

(l)           “Designated Foreign Subsidiaries” means all Subsidiaries organized under the laws of any Designated Country; provided, however, that Subsidiaries employing as a service for clients any worksite, leased, or similar type employees under a professional employer, employee leasing or similar type of employment relationship shall not be Designated Foreign Subsidiaries.

(m)         “Designated Subsidiaries” means all Subsidiaries organized under the laws of any state of the United States of America, except with respect to any of such Subsidiaries which the Board or the Administration Committee has determined is not eligible to participate in the Plan; provided, however, that Subsidiaries employing as a service for clients any worksite, leased, or similar type employers under a professional employer, employee leasing, or similar type of employment relationship shall not be Designated Subsidiaries; provided, further, however, that at any given time, a Subsidiary that is a Designated Foreign Subsidiary in a Non-Statutory Plan may not be a Designated Subsidiary in the Plan.

(n)          “Employee” means any person who is an employee of the Company or one of its Designated Subsidiaries or Designated Foreign Subsidiaries for tax purposes and who is customarily employed thereby for at least ten hours per week.

(o)          “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(p)          “Fair Market Value” shall have the meaning ascribed to it in Section 7(b).

(q)          “GAAP” shall mean United States generally accepted accounting principles as in effect from time to time.

(r)           “New Purchase Date” shall have the meaning ascribed to it in Section 17(b).

(s)          “Non-Statutory Plans” shall have the meaning ascribed to it in Section 1(a).

(t)           “Offering Date” means the first day of each Offering Period, as determined in accordance with Section 4(a).

(u)          “Offering Period” means the period described in Section 4(a).

(v)          “Plan” means this Automatic Data Processing, Inc. Amended and Restated Employees’ Savings–Stock Purchase Plan.

(w)         “Participant” means an eligible Employee who has elected to participate in the Plan in accordance with Section 5.

(x)          “Purchase Date” means the last day of each Purchase Period.

(y)          “Purchase Period” means the period described in Section 4(b).

(z)          “Purchase Price” means with respect to a Purchase Period an amount equal to 85% of the Fair Market Value of a Share of Common Stock on the Offering Date.

(aa)        “Reserves” shall have the meaning ascribed to it in Section 17(a).

(bb)       “Retirement” means an Employee’s termination of employment under conditions prescribed by the Administration Committee from time to time.

(cc)        “Rule 16b-3” means Rule 16b-3 adopted under Section 16 of the Exchange Act.

(dd)         “Sales Benefit Earnings” means earnings of an Employee, determined in accordance with the Sales Benefit Earnings Calculation Summary, as established by the Company from time to time.

(ee)        “Share” means a share of Common Stock, as adjusted in accordance with Section 17.

(ff)         “Subsidiary” means a corporation which is a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code; provided, however, that, with respect to determining Designated Foreign Subsidiaries, the term “Subsidiary” means a corporation or other entity organized or established under the laws of any country other than the United States of America, of which not less than 50% of the voting control is held, directly or indirectly, by the Company.

3.	Eligibility.

(a)          Any person who is an Employee of the Company or a Designated Subsidiary as of the Offering Date of a given Offering Period, or such later date established by the Administration Committee in respect of a given Offering Period, shall be eligible to participate in such Offering Period, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code; provided, however, that any Employee working in a country in which participation by such Employee in the Plan is prohibited by law, or where an alternative employee stock purchase plan of the Company, or a similar plan, is offered, is not eligible to participate in the Plan. Any person who is an Employee of a Designated Foreign Subsidiary as of the Offering Date of a given Offering Period, or such later date established by the Administration Committee in respect of a given Offering Period, shall be eligible to participate in such Offering Period under the Non-Statutory Plan in which such Designated Foreign Subsidiary participates, subject to the requirements of Section 5(a).

(b)          Any provisions of the Plan to the contrary notwithstanding, each option to purchase Shares under the Plan shall be limited as necessary to prevent any Employee from (i) immediately after the grant, owning capital stock of the Company and holding outstanding options to purchase capital stock of the Company possessing, in the aggregate, more than five percent of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, including for this purpose any stock attributed to such Employee pursuant to Section 424(d) of the Code, or (ii) acquiring rights to purchase stock under all employee stock purchase plans (as described in Section 423 of the Code or any other similar arrangements maintained by the Company or any of its Subsidiaries) of the Company and its Subsidiaries which accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined at the time such option is granted in accordance with the principles set forth in Section 7(b)) for each calendar year in which such option is outstanding at any time.

4.	Offering Periods and Purchase Periods.

(a)          Offering Periods. The Plan shall be implemented by a series of consecutive Offering Periods of 27 months’ duration, with new Offering Periods commencing on October 1 of each year, or the first business day thereafter if October 1 is not a business day; provided, however, that the Administration Committee may determine that any Offering Period shall commence on a different date and/or be of a different duration (so long as such duration is not greater than 27 months). The Plan shall continue until terminated in accordance with Section 18 hereof.

(b)          Purchase Periods. Subject to Section 17(b), each Offering Period shall include one Purchase Period of 24 months’ duration, commencing on the January 1 following the Offering Date in respect of such Offering Period and ending on December 31 of the following year; provided, however, that the Administration Committee may determine that any Purchase Period may have a different commencement date and a different duration, so long as such duration is no longer than that of the associated Offering Period.

5.	Participation.

(a)          An eligible Employee may become a Participant in respect of an Offering Period by electing to participate on the Company’s internet or intranet site or calling the Company’s Associate Benefit System, in each case, as approved by the Administration Committee, or in such other manner as the Administration Committee shall approve, in each case prior to the tenth day preceding the first day of the Purchase Period related to such Offering Period, unless a different time for electing to participate is set by the Administration Committee with respect to a given Offering Period.

(b)          In accordance with Section 6(a), payroll deductions in an amount necessary to purchase the number of Shares elected to be purchased by the Participant in respect of any Offering Period pursuant to Section 7 shall commence on the first full payroll following the first day of the associated Purchase Period and shall end on the last payroll paid on or prior to the Purchase Date of such Purchase Period, unless sooner terminated by the Participant as provided in Section 10.

6.	Method of Payment of Contributions.

(a)          Payroll deductions shall be made from a Participant’s Compensation during a Purchase Period in an amount necessary to purchase that number of Shares indicated by the Participant on his or her participation election, subject to the limitations of Section 7(a). All payroll deductions made by a Participant shall be credited to his or her account under the Plan. Except as permitted in Section 6(d), a Participant may not make a prepayment or any additional payments into such account.

(b)          A Participant may discontinue his or her participation in the Plan as provided in Section 10. A Participant may elect at any time during an Offering Period to reduce (but not increase) the number of Shares he or she has elected to purchase in respect of such Offering Period in accordance with such procedures as may be established by the Administration Committee, and the Participant’s payroll deductions shall be reduced accordingly.

(c)          Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a Participant’s payroll deductions may be decreased by the Company during any Purchase Period to zero.

(d)          Participants on an authorized leave of absence during the first 22 months of a Purchase Period may continue to participate in such Purchase Period for up to 12 months. Upon return from the leave of absence, the Participant may make up any deficit in the total amount which would have been in such Participant’s account but for such leave of absence through increased uniform payroll deductions over the remaining payroll periods in the Purchase Period, or the Participant may elect to submit a certified check for the full deficit in the account. If, however, the authorized leave of absence begins after the twenty-second month of a Purchase Period, then the Participant may only make up any deficit in the amount required to purchase the number of Shares that the Participant elected to purchase by certified check.

(e)          At the time an option granted under the Plan is exercised, in whole or in part, or at the time some or all of the Common Stock issued to a Participant under the Plan is disposed of, the Participant must make adequate provisions for any applicable federal, state or other tax withholding obligations, if any, which arise upon the Purchase Date or the disposition of the Common Stock. At any time, the Company, a Designated Subsidiary or a Designated Foreign Subsidiary may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or disposition of Common Stock by the Participant earlier than as described in Section 423(a)(1) of the Code.

7.	Grant of Option.

(a)          At any time after the Offering Date of each Offering Period and prior to the tenth day preceding the first day of the Purchase Period related to such Offering Period (unless a different time for electing to participate is set by the dministration Committee with respect to a given Offering Period) each Participant shall be entitled to elect to receive (using the procedures set forth in Section 5) an option for a number of Shares not to exceed the amount that is equal to (i) ten percent of such Participant’s Compensation on the related Offering Date (or such other day as may be determined by the Administration Committee), divided by (ii) 85% of the Fair Market Value of a Share on the related Offering Date; provided, however, that (x) the number of Shares for which an election is made shall not exceed that number of Shares permitted under Section 3(b) and (y) such election shall be subject to the limitations set forth in Section 11, if applicable. Upon making a proper election, a Participant shall be granted an option to purchase on the Purchase Date the number of Shares so elected (subject to Sections 3(b) and 11). The option granted hereunder may be reduced pursuant to Section 6.

(b)          The fair market value of the Company’s Common Stock on a given date (the “Fair Market Value”) shall be the average of the high and low sales prices of a Share on the primary exchange over which the Common Stock is traded for such date or, in the event that the Common Stock is not traded on such date, then the immediately preceding trading date.

8.	Exercise of Option; Interest.

(a)          Except as otherwise provided in Section 10 or Section 8(b), unless a Participant withdraws from the Plan as provided in Section 10 (or is deemed to have withdrawn under Section 8(b)), his or her option for the purchase of Shares will be exercised automatically on each Purchase Date, and the number of full Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account and the interest on such Contributions as calculated in accordance with Section 8(c). No fractional Shares shall be issued. Any amounts accumulated in a Participant’s account (including interest) that are in excess of that required to purchase the number of Shares that the Participant elected to purchase, or that are not sufficient to purchase a full Share, shall be refunded to the Participant in cash. The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the Participant as of the Purchase Date. During his or her lifetime, a Participant’s option to purchase Shares hereunder is exercisable only by him or her.

(b)          In the event that the applicable Purchase Price on a given Purchase Date exceeds the Fair Market Value of a Share of Common Stock on such Purchase Date, all Participants will be deemed to have withdrawn from the Plan with respect to such Offering Period, in accordance with the provisions of Section 10(a).

(c)          Each Participant’s account shall be credited daily with interest at an annual rate determined by the Administration Committee and such interest shall be compounded daily.

9.         Delivery. As promptly as practicable after each Purchase Date, the number of Shares purchased by each Participant upon exercise of his or her option shall be deposited into an account established in the Participant’s name with the Designated Broker. The Administration Committee may determine that, for one year following each Purchase Date, no Share purchased on such Purchase Date may be transferred out of such Participant’s account with the Designated Broker other than in connection with the “disposition,” as such term is used in Section 423(a)(1) of the Code, of such Share.

10.	Voluntary Withdrawal; Termination of Employment.

(a)          A Participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to each Purchase Date by giving written notice to the Company in the manner directed by the Company. All of the Participant’s Contributions, plus any interest, credited to his or her account with respect to an Offering Period will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current Offering Period will be automatically terminated, and no further Contributions for the purchase of Shares may be made by the Participant with respect to such Offering Period.

(b)          Upon termination of the Participant’s Continuous Status as an Employee prior to a Purchase Date for any reason other than Retirement or death, the Contributions, plus any interest, credited to his or her account will be returned to him or her and his or her option will be automatically terminated.

(c)          Upon termination of a Participant’s Continuous Status as an Employee prior to a Purchase Date due to Retirement, the Participant may elect to purchase Shares with amounts accumulated in his or her account through the date of Retirement in accordance with Section 10(d) or the Participant may elect to cease participation in the Plan in respect of the then-current Offering Period and receive a full refund of the amounts accumulated in his or her account up to the date of Retirement. Upon termination of the Participant’s Continuous Status as an Employee prior to a Purchase Date due to death, the Participant’s election to participate in the Plan shall cease on the date the Participant dies and Shares will be purchased with amounts accumulated in his or her account in accordance with Section 10(d).

(d)          If a Participant who retires elects to purchase Shares with funds collected through the date of Retirement in accordance with Section 10(c), or if a Participant dies, on the last business day of the month in which the Participant retires or dies all amounts accumulated in his or her account, including any interest thereon, will be used to purchase, at a price equal to the applicable Purchase Price, as many whole Shares as such amount will purchase up to the maximum number of Shares that the Participant had elected to purchase during the Purchase Period, and the balance of funds, if any, will be paid in cash. All Shares purchased on behalf of deceased Participants will be issued, and all payments of excess funds will be made, in accordance with Section 13.

(e)          A Participant’s withdrawal from the Plan during an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding Offering Period or in any similar plan that may hereafter be adopted by the Company.

11.	Shares.

(a)          Subject to adjustment as provided in Section 17, the maximum number of Shares which shall be made available for sale under the Plan shall be 60,000,000. If the Administration Committee determines at any time that, on a given Purchase Date, the number of Shares with respect to which options are to be exercised may exceed the number of Shares that are available for sale under the Plan on such Purchase Date, the Board or the Administration Committee may in its discretion provide (x) that the Company shall make a pro rata allocation of the Shares available for purchase on such Purchase Date, in as uniform a manner as shall be practicable and as it shall determine to be equitable among all Participants exercising options to purchase Common Stock on such Purchase Date, and continue all Offering Periods then in effect, or (y) that the Company shall make a pro rata allocation of the Shares available for purchase on such Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine to be equitable among all Participants exercising options to purchase Common Stock on such Purchase Date, and terminate any or all Offering Periods then in effect pursuant to Section 18 below.

(b)          The Participant shall have no interest or voting right in Shares covered by his or her option until such option has been exercised.

(c)          Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant.

12.	Administration.

(a)          Subject to the express provisions of the Plan, the Administration Committee shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Administration Committee shall be final, binding, and conclusive.

(b)          The Board and the Administration Committee may delegate any or all of their authority and obligations under this Plan to such committee or committees (including without limitation, a committee of the Board) or officer(s) of the Company as they may designate. Notwithstanding any such delegation of authority, the Board may itself take any action under the Plan in its discretion at any time, and any reference in this Plan document to the rights and obligations of the Administration Committee shall be construed to apply equally to the Board. Any references to the Board mean only the Board. The authority of the Administration Committee includes, without limitation, the authority to (i) establish Non-Statutory Plans and determine the terms of such Non-Statutory Plans, (ii) designate from time to time which Subsidiaries will be Designated Foreign Subsidiaries, and which Designated Foreign Subsidiaries will participate in a particular Non-Statutory Plan, (iii) determine procedures for eligible Employees to enroll in or withdraw from a Non-Statutory Plan, setting or changing payroll deduction percentages, and obtaining necessary tax withholdings, (iv) allocate the available Shares under the Plan to the Non-Statutory Plans for particular offerings, and (v) adopt amendments to the Plan or any Non-Statutory Plan in accordance with Section 18.

(c)          The authority of the Administration Committee will specifically include, without limitation, the power to make any changes to the Plan with respect to the participation of Employees of any Designated Foreign Subsidiary when the Administration Committee deems such changes to be necessary or appropriate to achieve a desired tax treatment in such foreign jurisdiction or to comply with the laws applicable to such Designated Foreign Subsidiary. Such changes may include, without limitation, the exclusion of particular Designated Foreign Subsidiaries from participation in the Plan; modifications to eligibility criteria, maximum number or value of Shares that may be purchased in a given period, or other requirements set forth herein; and procedural or administrative modifications. Any modification relating to offerings to a particular Designated Foreign Subsidiary will apply only to such Designated Foreign Subsidiary, and will apply equally to all similarly situated employees of such Designated Foreign Subsidiary.

13.       Delivery Following the Death of a Participant. In the event of the death of a Participant, the Company shall deliver to the executor or administrator of the estate of the Participant any Shares and/or cash due to the Participant in accordance with the Plan or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant.

14.       Transferability. Neither amounts accumulated in a Participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 13) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

15.       Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

16.       Reports. Statements of account will be made available to Participants by the Company or the Designated Broker in the form and manner designated by the Administration Committee.

17.       Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a)          Adjustment. Subject to any required action by the stockholders of the Company, the number of Shares covered by each option under the Plan that has not yet been exercised and the number of Shares that have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the maximum number of Shares that may be purchased by a Participant in a Purchase Period, the number of Shares set forth in Section 11 above, and the price per Share covered by each option under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of the Common Stock (including any such change in the number of shares of Common Stock effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administration Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of Shares of stock of any class, or securities convertible into Shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

(b)          Corporate Transactions. In the event of a dissolution or liquidation of the Company, any Purchase Period and Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each Purchase Period and Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the “New Purchase Date”), as of which date any Purchase Period and Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each Participant in writing, at least ten days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this Section 17, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of Shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 17); provided, however, that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the transaction.

(c)          Sales of Designated Subsidiaries and Business Units. In the event the Company consummates the sale or transfer of a Designated Subsidiary, Designated Foreign Subsidiary, business unit or division to an unaffiliated person or entity during a Purchase Period, each Participant that is employed by such Designated Subsidiary, Designated Foreign Subsidiary, business unit or division, as the case may be, shall be entitled to purchase Shares with funds collected through the date of the sale of such Designated Subsidiary, Designated Foreign Subsidiary, business unit or division, as the case may be, including any interest thereon, at a price equal to the Purchase Price applicable to such Purchase Period, up to the maximum number of Shares that the Participant had elected to purchase during the applicable Purchase Period, and the balance of funds, if any, will be paid in cash; provided, however, that if the number of months elapsed as of the date of the sale or transfer of such Designated Subsidiary, Designated Foreign Subsidiary, business unit or division, as the case may be, in any Purchase Period is fewer than 12, then the Contributions, plus any interest thereon (if any), credited to the Participant’s account as of the time of such sale or transfer with respect the offering to which such Purchase Period relates, will be returned to the Participant and the Participant’s option will be automatically terminated.

The Administration Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company’s being consolidated with or merged into any other corporation.

18.	Amendment or Termination.

(a)          The Board may at any time and for any reason terminate the Plan. Except as provided in Section 17, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Board on a Purchase Date or by the Board’s setting a new Purchase Date with respect to an Offering Period and Purchase Period then in progress if the Board determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the GAAP rules applicable to the Plan. Either the Board or the Administration Committee may amend the Plan, provided, however, that the Administration Committee may amend the Plan only to the extent required to comply with applicable law. Except as provided in Section 17 and in this Section 18, no amendment to the Plan shall make any change in any option previously granted that adversely affects the rights of any Participant. In addition, to the extent necessary to comply with Rule 16b-3 or Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

(b)          Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Board or the Administration Committee shall be entitled to change the Offering Periods and Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Board or the Administration Committee determines in its sole discretion advisable that are consistent with the Plan.

19.        Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

20.        Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

21.        Term of Plan; Effective Date. The Plan was originally adopted by the Board on May 2, 1968, and approved by the Company’s stockholders on October 31, 1968, and has been amended and approved by stockholders from time to time since then. The Plan, as amended and restated herein, is effective as of November 8, 2005 and shall continue in force and effect until terminated under Section 18.

22.        Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.